UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 16, 2005
PHARMA SERVICES INTERMEDIATE HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-123250 (Commission File Number)	73-1678018 (I.R.S. Employer Identification Number)
4709 Creekstone Drive, Suite 200, Durham, North Carolina 27703-8411
(Address of principal executive offices)
(919) 998-2000
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities
On December 16, 2005, the Board of Directors of Pharma Services Intermediate Holding Corp. (the “Company”) approved a plan to eliminate certain positions, primarily in the Company’s commercial services segment. The eliminations, which are primarily in the United Kingdom, are a result of a market downturn resulting in decreased demand for the Company’s commercialization services. The Company expects to incur, during the last quarter of 2005 and the first half of 2006, restructuring charges totaling $9.2 million. The estimated cash expenditures total $9.2 million and include $9.1 million of expenditures to eliminate approximately 253 positions and $0.1 million of exit costs. The Company has targeted completion of the cash expenditures for the first half of 2006.
Information in this report contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements represent the Company’s judgment concerning the future and are subject to risks and uncertainties that could cause its actual results to differ materially, including, without limitation, its ability to complete the planned restructuring and exit activities on schedule and the possibility that actual cash expenditures could exceed its estimates. Additional factors that could cause actual results to differ materially are discussed in the Company’s recent filings with the Securities and Exchange Commission, including but not limited to its Form 10-K, Form 10-Qs and Form 8-Ks.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMA SERVICES INTERMEDIATE HOLDING CORP.
	By:	/s/ John S. Russell
John S. Russell
Vice President
Dated: December 16, 2005

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